UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2004


                        LINCOLN INTERNATIONAL CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


     Kentucky                           0-5767                 61-0575092
    _________________________________________________________________________
    (State or other jurisdiction      (Commission           (I.R.S Employer
        of incorporation)             File Number)        Identification No.)


                   2211 Greene Way Louisville, Kentucky 40220
               __________________________________________________
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (502) 992-9060

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

            Lincoln International Corporation had previously reported in Item 12 of its Annual Report for the fiscal year ended July 31, 2003, filed on Form 10-K, that certain stockholders of Lincoln International Corporation had entered into a Stock Purchase Agreement with Geneva Equities Ltd. If this transaction had been concluded, it would have resulted in a change of control of Lincoln International Corporation. However, on July 1, 2004, Lincoln International Corporation received notice that Geneva Equities Ltd. was terminating that Stock Purchase Agreement and that Geneva Equities Ltd. would not be purchasing Lincoln International Corporation's common stock from the stockholders who were parties to the Stock Purchase Agreement.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned, Richard Frockt, Chairman of the Board of Directors, as thereunto duly authorized in the City of Louisville, Commonwealth of Kentucky, on the 6th day of July, 2004.


Date: July 6, 2004                  LINCOLN INTERNATIONAL CORPORATION



                                    /s/ RICHARD FROCKT
                                    _________________________________________
                                    By: Richard Frockt
                                    Title: Chairman of the Board of Directors